Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•                  the Registration Statement (Form S-8 No. 333-39156) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan;

•                  the Registration Statement (Form S-8 No. 333-66574) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan and the Veeco Instruments Inc. 2000 Non-Officers Stock Option Plan;

•                  the Registration Statement (Form S-8 No. 333-88946) pertaining to the offer and sale of 2,200,000 shares of common stock under the Veeco Instruments Inc. 2000 Stock Option Plan;

•                  the Registration Statement (Form S-8 No. 333-107845) pertaining to the offer and sale of 630,000 shares of common stock under the Veeco Instruments Inc. 2000 Stock Option Plan;

•                  the Registration Statement (Form S-8 No. 333-127235) pertaining to the offer and sale of 2,000,000 shares of common stock under the Veeco Instruments Inc. 2000 Stock Incentive Plan;

•                  the Registration Statement (Form S-8 No. 333-127240) pertaining to the offer and sale of 1,500,000 shares of common stock under the Veeco Instruments Inc. 2000 Stock Incentive Plan;

•                  the Registration Statement (Form S-8 No. 333-166852) pertaining to the offer and sale of 3,500,000 shares of common stock under the Veeco Instruments Inc. 2010 Stock Incentive Plan; and

•                  the Registration Statement (Form S-8 No. 333-194737 pertaining to the offer and sale of 3,250,000 shares of common stock under the Veeco Instruments Inc. 2010 Stock Incentive Plan and 211,500 shares of common stock under the Veeco Instruments Inc. 2013 Inducement Stock Incentive Plan

of our reports dated February 24, 2015, with respect to the consolidated financial statements and schedule of Veeco Instruments Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Veeco Instruments Inc. and subsidiaries included in this Annual Report (Form 10-K) of Veeco Instruments Inc. and subsidiaries for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

Jericho, New York
February 24, 2015